Exhibit 10.1
Execution Version
THIRD AMENDMENT TO CREDIT AGREEMENT
     This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of May 14, 2009, among GASCO ENERGY, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have entered into that certain Credit Agreement dated as of March 29, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 5 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1 effective as of the date Borrower satisfies the conditions set forth in Section 5 of this Amendment.
     1.1 Additional Definition. Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definition in appropriate alphabetical order:
          “Third Amendment Effective Date” means May 14, 2009.
     1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:
     “Applicable Rate” means, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Unused Commitment

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     Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

		ABR	Unused Commitment
Borrowing Base Usage	Eurodollar Spread	Spread	Fee Rate
≥ 90%	325 b.p.	225 b.p.	50 b.p.

≥ 75% and < 90%	300 b.p.	2.00 b.p.	50 b.p.

≥ 50% and < 75%	275 b.p.	175 b.p.	50 b.p.

< 50%	250 b.p.	150 b.p.	50 b.p.
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page, providing rate quotations comparable to those currently provided on such page of such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period and (b) two percent (2.00%) per annum. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Minimum Collateral Amount” means (a) at any time during the period from the Third Amendment Effective Date until ten (10) days after the Third Amendment Effective Date, an amount equal to fifty-five percent (55%) of the Engineered Value of all Borrowing Base Properties at such time and (b) at any time thereafter, an amount equal to ninety percent (90%) of the Engineered Value of all Borrowing Base Properties at such time.
     “Redetermination Date” means each date on which the Borrowing Base is redetermined pursuant to the terms hereof, which shall be (a) with respect to any

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Scheduled Redetermination, on or about May 1 and November 1 of each year, commencing May 1, 2006, (b) with respect to any Special Redetermination requested by the Borrower pursuant to Section 3.03, the first day of the first month which is not less than twenty (20) Business Days following the date of a request for a Special Redetermination, and (c) with respect to any Special Redetermination requested by the Required Lenders, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.04.
     1.3 Repayment of Loans; Evidence of Debt. Clause (e) of Section 2.08 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
     1.4 Mandatory Prepayment of Loans. Clause (a) of Section 2.10 of the Credit Agreement shall be and it hereby is amended by adding the following provision to the end thereof to read as follows:
     Notwithstanding anything to the contrary contained herein, with respect to any Borrowing Base Deficiency arising from or related to the Redetermination of the Borrowing Base on the Third Amendment Effective Date, the Borrower shall prepay the principal amount of the Loans in an amount sufficient to eliminate such Borrowing Base Deficiency on or before the Third Amendment Effective Date.
     1.5 Special Redeterminations. The first sentence of Section 3.03 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     In addition to Scheduled Redeterminations, (a) the Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once between each Scheduled Redetermination and (b) the Required Lenders shall be permitted to request a Special Redetermination of the Borrowing Base once between each Scheduled Redetermination; provided that, in addition to any Special Redetermination of the Borrowing Base pursuant to this clause (b), the Required Lenders shall make a Special Redetermination on or about June 30, 2009.
     1.6 Title. Section 6.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

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     Section 6.10. Title Data. The Borrower will, and will cause each Guarantor that is an owner of Mortgaged Properties to, deliver to the Administrative Agent such opinions of counsel and other evidence of title as the Administrative Agent shall deem reasonably necessary or appropriate to verify (a) the Borrower’s and such Guarantor’s title to Mortgaged Properties with an Engineered Value of (i) at any time prior to twenty (20) days after the Third Amendment Effective Date, not less than 80% of the Minimum Collateral Amount specified in clause (a) of the definition thereof, and (ii) at all other times, not less than 80% of the Minimum Collateral Amount specified in clause (b) of the definition thereof, and (b) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.
     1.7 Consultant. Article VI of the Credit Agreement shall be and it hereby is amended by adding to the end thereof a new Section 6.15 to read as follows:
     Section 6.15. Consultant. No later than May 29, 2009, the Borrower shall engage a financial consultant reasonably acceptable to the Administrative Agent on terms and conditions reasonably acceptable to the Administrative Agent and neither the engagement of such financial consultant nor the terms and conditions of such engagement may be terminated, amended, modified or supplemented without the prior written consent of the Administrative Agent.
     1.8 Swap Agreements. Section 7.05 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     Section 7.05. Swap Agreements. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or maintain any Swap Agreement, except Swap Agreements with an Approved Counterparty having a tenor not greater than 5 years entered into in the ordinary course of business and not for speculative purposes to (a) hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower or any Restricted Subsidiary has actual exposure; provided that such Swap Agreements (at the time each transaction under such Swap Agreement is entered into) would not cause the aggregate notional volume for each of Crude Oil and Natural Gas, calculated separately, under all Swap Agreements then in effect to exceed eighty percent (80%) of the “forecasted production from proved producing reserves” (as defined below) of the Borrower and the Restricted Subsidiaries for each month during the period such Swap Agreement is in effect; except that, with respect to the determination of the Borrower’s compliance with this Section 7.05 during the calendar year ending December 31, 2009, such notional volumes for each of Crude Oil and Natural Gas, calculated separately, shall not exceed the greater of (i) the notional volumes of all Swap Agreements in effect as of April 22, 2008 and (ii) the notional volumes permitted under the immediately preceding proviso, and (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) the notional amounts of which

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(when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect with respect to interest rates) do not exceed 100% of the then outstanding principal amount of the Indebtedness for borrowed money of the Borrower and its Subsidiaries, on a consolidated basis. As used in this clause, “forecasted production from proved producing reserves” means the forecasted production of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 6.01, after giving effect to any pro forma adjustments for the consummation of any Acquisitions or dispositions since the effective date of such Reserve Report. In the event any Credit Party enters into a Swap Agreement, the terms and conditions of such Swap Agreement may not be amended or modified, nor may any Credit Party sell, assign, monetize, transfer, cancel or otherwise dispose of any of its rights and interests in any such Swap Agreement without the prior written consent of Required Lenders (it being understood that any Lender Counterparty may sell assign, transfer, unwind, novate or otherwise dispose of its rights and interests in any Swap Agreement to any Approved Counterparty at any time). Upon the request of the Required Lenders, Borrower will, and will cause each Restricted Subsidiary to, take all actions necessary to cause all of its right, title and interest in each Swap Agreement to which it is a party and the hedge transactions related thereto to be collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall, if requested by the Administrative Agent or the Required Lenders, use its commercially reasonable efforts to cause each such agreement or contract to (a) expressly permit such assignment and (b) upon the occurrence of any default or event of default under such agreement or contract, (i) to permit the Lenders to cure such default or event of default and assume the obligations of such Credit Party under such agreement or contract and (ii) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders assume the obligations of such Credit Party under such agreement or contract and the Lenders take the actions required under the foregoing clause (i). Upon the request of the Administrative Agent, the Borrower shall, within thirty (30) days of such request, provide to the Administrative Agent and each Lender copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent and Lenders, certified as true and correct by a Financial Officer of the Borrower, and such other information regarding such Swap Agreements as the Administrative Agent and Lenders may reasonably request.
     1.9 Notices. Clause (ii) of Section 11.01(a) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (ii) if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 19th Floor, Chicago, Illinois 60603, Telecopy No.: (312) 385-7051, Attention: Tess Siao, with a copy to JPMorgan Chase Bank, N.A., Mail Code TX2-S038, 712 Main Street, 8th Floor, Houston, Texas 77002, Telecopy No. (713) 216-7770, Attention: Ryan Fuessel, Senior Vice President;

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     1.10 Amendment to Schedules. Schedule 2.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule 2.01 attached hereto.
SECTION 2. Consent. The Administrative Agent and the Lenders hereby consent to any Credit Party selling, assigning or monetizing its rights and interests in any Swap Agreement during the period from and including May 7, 2009 to and including the Third Amendment Effective Date so long as (x) the consideration received in respect of such sale, assignment or monetization is equal to or greater than the fair market value of such Credit Party’s rights and interests in the Swap Agreements subject to such sale, assignment or monetization, (y) 100% of the consideration received by such Credit Party for such sale, assignment or monetization is in the form of cash, and (z) immediately upon the receipt of the cash proceeds from such sale, assignment or monetization, such Credit Party applies such cash proceeds (net of any reasonable out-of-pocket fees and expenses incurred by such Credit Party in connection with such sale, assignment or monetization and approved by the Administrative Agent) to prepay the principal amount of the Loans. The consent provided in this Section 2 shall be deemed to be effective as of May 7, 2009 upon the satisfaction of the conditions set forth in Section 5 of this Amendment.
SECTION 3. Redetermined Borrowing Base. This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.04 of the Credit Agreement, and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that effective as of the Third Amendment Effective Date, the Borrowing Base is $35,000,000.
SECTION 4. Commitments. The Administrative Agent and the Lenders hereby agree that, effective as of the Third Amendment Effective Date, the Commitment and Applicable Percentage of each Lender shall be as set forth on Schedule 2.01 of this Amendment.
SECTION 5. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermination of the Borrowing Base contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 5.
     5.1 Execution and Delivery. Each Credit Party, the Lenders and the Administrative Agent shall have executed and delivered this Amendment and any other required document, all in form and substance satisfactory to Administrative Agent.
     5.2 No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.
     5.3 Mortgages and Title. The Administrative Agent shall have received Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Borrowing Base Properties, or the portion thereof, as required by Sections 6.09 and 6.10 of the Credit Agreement.
     5.4 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof,

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and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 6. Representations and Warranties of the Credit Parties. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
     6.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case, such representations and warranties are true and correct as of such earlier date).
     6.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.
     6.3 Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     6.4 No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.
SECTION 7. Miscellaneous.
     7.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
     7.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

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     7.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     7.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     7.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     7.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
     7.7 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties have caused this Third Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER: GASCO ENERGY, INC.
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS: GASCO PRODUCTION COMPANY
By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	Executive Vice President and Chief Financial Officer

RIVERBEND GAS GATHERING, LLC
By:	Gasco Energy, Inc. Its Managing Member

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	Executive Vice President and Chief Financial Officer

MYTON OILFIELD RENTALS, LLC
By:	Gasco Energy, Inc. Its Managing Member

By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	Executive Vice President and Chief Financial Officer

Third Amendment to Credit Agreement — Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent,
By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Senior Vice President

Third Amendment to Credit Agreement — Signature Page

GUARANTY BANK AND TRUST COMPANY as a Lender
By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

Third Amendment to Credit Agreement — Signature Page

SCHEDULE 2.01
Applicable Percentages and Commitments

		Applicable
Lender	Title	Percentage	Commitment [1]
JPMorgan Chase Bank, N.A.	Administrative Agent	88.8888889%	$31,111,111.12
712 Main Street	and a Lender
8th Floor Mail Code: TX2-S038 Houston, Texas 77002 Attention: Ryan Fuessel Telephone: (713) 216-6291 Facsimile: (713) 216-7770

with a copy to:

JPMorgan Chase Bank, N.A. 10 South Dearborn Floor 19 Chicago, Illinois 60603 Attention: Tess Siao Telephone: (312) 385-7051 Facsimile: (312) 385-7096 teresita.r.siao@jpmchase.com

Guaranty Bank and Trust Company	Lender	11.1111111%	$3,888,888.88
1331 Seventeenth Street 2nd Floor Denver, CO 80202 Attention: Gail J. Nofsinger Telephone: (303) 293-5521 Facsimile: (303) 313-6758 gail.nofsinger@guarantybankco.com

TOTAL		100.00%	$35,000,000

[1]	As of the Third Amendment Effective Date, as such amount may be (a) reduced from time to time pursuant to Section 2.02 of the Credit Agreement, (b) reduced or increased from time to time as a result of changes in the Borrowing Base pursuant to Article III of the Credit Agreement, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04 of the Credit Agreement.

Third Amendment to Credit Agreement	SCHEDULE 2.01